Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our report dated November 29, 2012, on the financial statements and financial highlights of each of the respective series constituting the Security Large Cap Value Fund in this Post-Effective Amendment No. 116 to the Registration Statement (Form N-1A) filed with the Securities and Exchange Commission under the Securities Act of 1933 (Registration No. 2-12187).

/s/ Ernst & Young LLP

Chicago, Illinois

January 25, 2013